EXHIBIT 10.53

Warrant Issuance Agreement
Dated as of October 23, 2009
between
ION Geophysical Corporation,
and
BGP Inc., China National Petroleum Corporation

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LIST OF ANNEXES AND SCHEDULES

ANNEX A:	FORM OF WARRANT

ANNEX B:	FORM OF REGISTRATION RIGHTS AGREEMENT

ANNEX C:	CHIEF FINANCIAL OFFICER’S CERTIFICATE

ANNEX D:	FORM OF LEGAL OPINION

SCHEDULE 2.2(b):	COMPANY’S CAPITAL STRUCTURE

SCHEDULE 4.3(a):	PERSONS TO WHOM WARRANT SHALL NOT BE TRANSFERRED

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INDEX OF DEFINED TERMS

Location of
Term	Definition
affiliate	6.8(b)
Agreement	Preamble
Bankruptcy Exceptions	2.2(d)(i)
Beneficial Ownership	3.5
Board	2.2(l)
Bridge Funding	Recital A
Business Day	1.4
Change of Control	3.5
Closing	1.3(a)
Closing Date	1.3(a)
Commission	2.1(a)
Common Shares	Recital B
Company	Preamble
Company’s Knowledge	2.2(l)
control	6.8(b)
Convertible Notes	1.3(c)
Credit Agreement	Recital A
Exchange Act	2.1(a)
GAAP	2.2(e)(i)
Governmental Entities	2.2(d)(iii)
HKIAC	6.5(b)
Indemnified Party	5.1
Indemnifying Party	5.2(a)
Investor	Preamble
Investor Material Adverse Effect	1.3(c)
ION International	Recital A
Issuance	1.1
Material Adverse Effect	1.3(d)(i)
New Lender	Recital A
NYSE	2.2(k)
person	6.8(c)
Previously Disclosed	2.1(a)
Proceeding	5.1
Registration Rights Agreement	Recital D
SEC Reports	2.1(a)
Securities Act	Recital C
Subsidiary	6.8(a)
Transaction Documents	2.1(b)
Transaction Term Sheet	2.2(l)
Transfer	4.3(a)
Warrant	Recital B
Warrant Shares	Recital B

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          This Warrant Issuance Agreement, dated October 23, 2009 (this “Agreement”), between ION Geophysical Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and BGP Inc., China National Petroleum Corporation, a company organized under the laws of the People’s Republic of China (the “Investor”).
Recitals:
WHEREAS:
          A. The Investor has (i) arranged for Bank of China, New York Branch (the “New Lender”) to provide certain financing to the Company and (ii) provided assurance to the New Lender for the benefit of the Company ((i) and (ii) collectively, the “Bridge Funding”) as evidenced in (x) the Amended and Restated Credit Agreement dated as of July 3, 2008 (as amended, modified and supplemented from time to time (including by the Sixth Amendment to the Amended and Restated Credit Agreement), the “Credit Agreement”), among the Company, ION International S.À.R.L., a Luxembourg private limited company (société à responsabilité limitée) (“ION International”), the guarantors, HSBC Bank USA, N.A., ABN AMRO Incorporated, as Joint Lead Arranger and Joint Bookrunner and the lenders named therein and (y) an agreement between the Investor and the New Lender;
          B. In consideration for the Bridge Funding, the Company agrees to issue to the Investor a warrant (the “Warrant”), in substantially the form of warrant attached hereto as Annex A, to purchase such number of shares of the Common Stock of the Company, par value US$0.01 per share (“Common Shares”), as specified in the Warrant (such Common Shares issuable pursuant to the Warrant, the “Warrant Shares”);
          C. The Warrant shall be issued to the Investor without being registered under the United States Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from the registration requirements thereunder; and
          D. Resales of the Warrant Shares shall be registered under the Securities Act, pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form attached hereto as Annex B.
          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Article I
Issuance; Closing
          1.1 Issuance. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue to the Investor at the Closing, the Warrant (the “Issuance”).
          1.2 Terms of Warrant. After the Issuance, the rights and obligations of the holder of the Warrant shall be governed by the terms set forth in the Warrant.
          1.3 Closing.
          (a) On the terms and subject to the conditions set forth in this Agreement, the closing of the Issuance (the “Closing”) will take place at the offices of Sullivan & Cromwell LLP, 28th Floor, Nine Queen’s Road Central, Hong Kong, at 9:30 p.m., Hong Kong time, October 27, 2009 or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
          (b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.3, at the Closing, the Company will deliver the Warrant, as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in consideration for the Bridge Funding.
          (c) The obligation of the Company to consummate the Closing is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of the following conditions: (i) the representations and warranties of the Investor set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have an Investor Material Adverse Effect and (ii) the simultaneous execution of the documentation for the Bridge Funding (including, but not limited to, certain convertible promissory note(s) issued by the Company and/or ION International pursuant to the Credit Agreement (such convertible promissory notes issued upon the execution of the documentation for the Bridge Funding and other similar convertible promissory notes issued after such time collectively, the “Convertible Notes”)). “Investor Material Adverse Effect” means a material adverse effect on the ability of the Investor to consummate the Issuance and the other transactions contemplated by the Transaction Documents.
          (d) The obligation of the Investor to consummate the Closing is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
     (i) the representations and warranties of the Company set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Company to timely consummate the Issuance and the other transactions contemplated by the Transaction Documents;
     (ii) the Company shall have duly executed and delivered the Warrant in substantially the form attached hereto as Annex A to the Investor or its designee(s);
     (iii) the Company shall have duly executed and delivered to the Investor or its designee(s) the Registration Rights Agreement in substantially the form attached hereto as Annex B;
     (iv) the chief financial officer of the Company shall have duly executed and delivered the certificate, dated as of the Closing Date, certifying the representation and warranties of the Company in Section 2.2(l) and substantially in the form attached hereto as Annex C; and

     (v) the company shall, or shall cause its legal counsel to, have delivered to the Investor a customary validity and “no registration” opinion, dated as of the Closing Date, reasonably satisfactory to the Investor, in substantially the form attached hereto as Annex D.
          1.4 Interpretation. When a reference is made in this Agreement to “Recitals”, “Articles”, “Sections” or “Annexes”, such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “US$” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the City of New York, New York, United States of America, or Beijing, People’s Republic of China generally are authorized or required by law or other governmental actions to close.
Article II
Representations and Warranties
          2.1 Disclosure.
          (a) “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 or its other reports and forms filed with the United States Securities and Exchange Commission (the “Commission”) (such reports and forms, the “SEC Reports”) under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after December 31, 2008 but prior to the date hereof.
          (b) For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Registration Rights Agreement and the Warrant, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.
          2.2 Representations and Warranties of Company. Except as Previously Disclosed, the Company represents and warrants to the Investor that as of the date hereof:
          (a) Organization, Authority and Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification (except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect). Each

Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.
          (b) Capitalization. Set forth in Schedule 2.2(b) is the Company’s capital structure immediately prior to the Closing Date. All of the outstanding Common Shares are, and all shares of capital stock which may be issued pursuant to outstanding stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights in respect thereof and issued in compliance with all applicable state and federal laws concerning issuance of securities. As of the date hereof, except as set forth in Schedule 2.2(b), and except for Common Shares or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced in Schedule 2.2(b), no shares of capital stock or other voting securities of the Company were outstanding, no equity equivalents, interests in the ownership or earnings of the Company or other similar rights were outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.
          (c) Warrant and Warrant Shares. The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with its terms, and the Warrant Shares have been duly authorized and when issued upon exercise of the Warrant against payment therefor in accordance with the terms of the Warrant will be validly issued, fully paid and non-assessable.
          (d) Authorization, Enforceability.
     (i) The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company in connection herewith and therewith. This Agreement and the other Transaction Documents are or will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).
     (ii) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary under any of the terms, conditions or provisions of (A) its certificate of incorporation and by-laws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which the Company or any Subsidiary is a party or by which it or any Subsidiary may be bound, or to which the Company or any Subsidiary or any of the properties or assets of the Company or any Subsidiary may be subject, or (ii) violate any law, statute, rule or regulation or any judgment, ruling, order, writ, injunction, business license, decree or other regulatory restriction applicable to the Company or any Subsidiary or any of their respective properties or assets.
     (iii) Except as contemplated in the Transaction Term Sheet, the Warrant and/or the Convertible Notes, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any United States of America, People’s Republic of China or other national, state, provincial, local and other governmental or regulatory authorities (collectively, “Governmental Entities”), is required to be made or obtained by the Company in connection with the consummation by the Company of the Issuance.
          (e) Company Financial Statements.
     (i) The consolidated financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the SEC Reports filed prior to the Closing, present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and such financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis (except as may be noted therein).
     (ii) Ernst & Young LLP is an independent registered public accounting firm of the Company as required by the Exchange Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.
          (f) Reports.
     (i) Since December 31, 2008, the Company has complied in all material respects with the filing requirements of Sections 13(a) and 15(d) of the Exchange Act.
     (ii) The SEC Reports filed by the Company prior to the Closing, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
     (iii) The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and rules and regulations of the Commission with respect thereto as in effect at the time of filing.
          (g) No Material Adverse Effect. Since the most recent SEC Report, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect.

          (h) Exemption from Registration. An exemption from registration under the Securities Act (including the exemption under Regulation S, Section 4(2), and/or Regulation D of the Securities Act) is available for the issuance of the Warrant and the Warrant Shares.
          (i) Solvency. The sum of the assets of the Company, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities. The Company has sufficient capital or access to capital with which to conduct its business as presently conducted and as proposed to be conducted. The Company has not incurred debt, and does not intend to incur debt, beyond its ability to pay such debt as it matures. For purposes of this paragraph, “debt” means any liability on a claim, and “claim” means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability. In addition, no assignment for the benefit of creditors or bona fide proceeding has been instituted by or against the Company or its Subsidiaries seeking to adjudicate any of them as bankrupt or insolvent or seeking their liquidation, winding up or reorganization and no other relief from creditors has been sought.
          (j) Form S-3. The Company is eligible to use Form S-3 to register securities under the Securities Act.
          (k) NYSE. The Company satisfies all continued listing criteria of the New York Stock Exchange (the “NYSE”) in respect of the Common Shares. No present set of facts or circumstances will (with the passage of time or the giving of notice or both or neither) cause any of the Common Shares to be delisted from the NYSE. All of the Warrant Shares will, when issued, be duly listed and admitted for trading on all of the markets where Common Shares are traded, including the NYSE.
          (l) Certain Certifications. To the best of the Company’s Knowledge, (i) there is no current or threatened investigation or proceeding (other than those arising from the transactions contemplated by the Term Sheet, dated as of October 23, 2009 between the Company and Investor (the “Transaction Term Sheet”)) against the Company by any Governmental Entities; (ii) there is no current or threatened shareholder lawsuit against the Company alleging a violation of fiduciary duties or applicable securities laws (other than those in existence at the time of the execution of the Transaction Term Sheet and disclosed to the Investor); (iii) the Company, as a publicly listed company on the NYSE, complies in all material respects with all applicable U.S. securities laws and regulations and all NYSE rules; (iv) no representation or warranty by the Company for itself or on behalf of its Subsidiaries in Section 2.2 of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement in any such representation or warranty not misleading; (v) the Company has reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Warrant Shares to effectuate the exercise of the Warrant at the initial exercise price of such Warrant and (vi) except as set forth in the SEC Reports, each of the Company and its Subsidiaries has complied in all material respects with each applicable law, rule or regulation to which the Company or any such Subsidiary or its respective business, operations, assets or properties is or has been subject and no event has occurred and no circumstance exists that constitutes a violation of, conflict with or failure on the part of the Company or any of its Subsidiaries to comply with, any law, rule or regulation. “Company’s Knowledge” means the actual knowledge, after due inquiry, of the executive management and the board of directors (the “Board”) of the Company, as of the date hereof

          2.3 Representations and Warranties of Investor. The Investor hereby represents and warrants to the Company that as of the date hereof:
          (a) Authorization, Enforceability.
     (i) The Investor has the power and authority, corporate or otherwise, to execute and deliver this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor or any other party for such authorization to be effective. This Agreement and the Registration Rights Agreement are or will be valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.
     (ii) Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Issuance except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not be reasonably likely to have an Investor Material Adverse Effect.
          (b) Investment Purposes. The Investor acknowledges that the Warrant and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Warrant pursuant to an exemption or exception from registration under the Securities Act solely for investment purposes for its own account with no present intention to distribute them to any person in violation of the Securities Act or any applicable state securities laws; (ii) will not sell or otherwise dispose of any of the Warrant or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable state securities laws; (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Issuance and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Issuance, (iv) is able to bear the economic risk of the Issuance and at the present time is able to afford a complete loss of such investment and (v) is an “accredited investor” (as that term is defined by Rule 501 of Regulation D under the Securities Act).
          (c) Legend. The Investor agrees that all certificates or other instruments representing the Warrant and the Warrant Shares will bear a legend substantially to the following effect:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO A WARRANT ISSUANCE AGREEMENT, DATED OCTOBER 23, 2009, BETWEEN THE ISSUER OF THE WARRANT AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE

ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THIS INSTRUMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE TERMS OF THIS INSTRUMENT WILL BE VOID.”
In the event that (i) the Warrant or the Warrant Shares become registered under the Securities Act or (ii) the Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing the Warrant or Warrant Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.
Article III
Covenants
          3.1 Certain Actions by Company. From the date of the Closing, as long as (i) the Investor holds the Warrant or (ii) any principal amount, whether or not then outstanding, under the Bridge Funding is capable of being converted to Common Shares in accordance the Convertible Notes, the Company shall not make any recommendation to the Company’s shareholders or take other actions through the Board that would materially and adversely affect the rights of the Investor or its permitted assignees or transferees under the terms of the Warrant (or the Warrant Shares), subject to applicable laws, including laws governing the fiduciary duties of the Board, and the certificate of incorporation and by-laws of the Company.
          3.2 SEC Reports; NYSE Listing; Registration Statement. For so long as the Warrant has not been fully exercised or expired, the Company shall (i) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to the Exchange Act; (ii) maintain the eligibility of the Common Shares for listing on the NYSE; (iii) regain the eligibility of the Common Shares for listing or quotation on all markets and exchanges including the NYSE in the event that the Common Shares are delisted by the NYSE or any other applicable market or exchange; (iv) obtain a listing on another national securities exchange or Nasdaq’s National Market System if the Common Shares are delisted by the NYSE and NYSE eligibility cannot be regained; (v) cause the representations and warranties contained in Section 2.2 to be and remain true and correct, except those representations and warranties which address matters only as of a particular date, which shall be true and correct as of such date and (vi) (x) file with the Commission a registration statement for the purpose of registering the resales of the Warrant Shares, (y) use its best efforts to cause such registration statement to be declared effective by the Commission and (z) continuously maintain thereafter the effectiveness of such registration statement.
          3.3 Use of Proceeds. If any part of the Warrant is exercised prior to the closing of the transactions contemplated by the Transaction Term Sheet between the Company and the Investor, the Company shall use the proceeds it receives from such exercise for working capital needs and shall not use such proceeds for the prepayment of any indebtedness (except to the extent required by Section 2.09(d) of the Credit Agreement).
          3.4 Sufficiency of Common Shares. During the period from the Closing Date until the date on which the Warrant has been fully exercised or expired, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Warrant Shares to effectuate such exercise. If, at any time for any reason, insufficient Common Shares are authorized, the Company shall use its best efforts to amend its certificate of incorporation to permit the exercise in full of the Warrant. Nothing in this Section 3.4 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrant by delivery of the Common Shares which are held in the treasury of the Company. As soon as practicable, the Company shall, at its expense, cause the Warrant Shares to be listed on the NYSE no later than the time at which they become freely transferable in the public market under the Securities Act, subject to official notice of issuance.
          3.5 Change of Control. The Company agrees that it shall not enter into an agreement which would result in a Change of Control unless such agreement expressly obligates the person(s) acquiring control to assume all of the Company’s obligations under this Agreement and the other Transaction Documents. A “Change of Control” means the (i) acquisition, directly or indirectly, by a third party or group consisting of third parties of Beneficial Ownership in excess of 50% of the outstanding shares of the Common Shares or voting power of outstanding voting securities entitled to vote in the election of directors of the Board or (ii) consummation of a merger, consolidation, amalgamation or similar business combination between the Company and any third party. “Beneficial Ownership” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, including the provision that any member of a “group” shall be deemed to have Beneficial Ownership of all securities Beneficially Owned by other members of the group, and except that the exclusion in Rule 13d-3(d)(1)(i) for rights to acquire securities that are not exercisable “within 60 days” shall not apply.
Article IV
Additional Agreements
          4.1 Expenses. Unless otherwise provided in any Transaction Document executed by the Company and the Investor, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
          4.2 Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Issuance as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.
          4.3 Transfers.
          (a) The Investor shall be able to directly or indirectly transfer, sell, contract to sell, assign, pledge, convey, lend, hypothecate, grant any option to purchase, purchase any option to sell, make any short sale or otherwise encumber or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) all or parts of the Warrant, the Warrant Shares and the rights and obligations of the Investor under this Agreement in connection with a Transfer of the Warrant, without any consent from, but with notice to (it being understood that such notice shall not be construed as a condition to the effectiveness of the Transfer), the Company. Each transaction referenced in the previous sentence is called a “Transfer”. Notwithstanding the foregoing, the Investor shall not Transfer any part of the Warrant or any Warrant Share to the Company’s competitors identified in Schedule 4.3(a).
          (b) Person(s) to whom the Investor Transfers parts or all of the Warrant shall (x) assume the rights and obligations of the Investor under this Agreement and (y) be able to exercise the Warrant according to the terms of the Warrant.

          (c) Notwithstanding Section 4.3(a) above, the Warrant and the Warrant Shares will be, when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell the Warrant or any Warrant Share except pursuant to a registration statement or an exemption from registration under the Securities Act, if available.
          4.4 Investor Filings. The Investor shall make such filings with the Commission as may be required or as the Investor may deem necessary or advisable in connection with the transactions contemplated in this Agreement, including any filing under Sections 13(d) and 16(a), as may be applicable, of the Exchange Act and the rules and regulations promulgated thereunder.
Article V
Indemnity
          5.1 Indemnification of Investor. The Company hereby agrees to indemnify the Investor and each of its officers, directors, employees, consultants, agents, attorneys, accountants, advisors and affiliates and each person that controls any of the foregoing persons (each an “Indemnified Party”) against any claim, demand, action, liability, damages, loss, cost or expense (including reasonable legal fees and expenses incurred by such Investor Indemnified Party in investigating or defending any such proceeding) (all of the foregoing, including associated costs and expenses being referred to herein as a “Proceeding”), that it may incur directly or indirectly in connection with or as a result of any of the transactions contemplated hereby arising out of or based upon:
          (a) any untrue or alleged untrue statement of a material fact in a SEC Report by the Company or any of its affiliates or any person acting in its or their behalf or omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by the Company or any of its affiliates or any person acting on its or their behalf;
          (b) any of the representations or warranties made by the Company herein being untrue, incorrect or misleading at the time such representation or warranty was made; and
          (c) any breach or non-performance by the Company of any of its covenants, agreements or obligations under this Agreement.
          5.2 Conduct of Claims.
          (a) Whenever a claim for indemnification shall arise under Section 5.1, the Indemnified Party shall notify the Company in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;
          (b) The Company shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Company shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for the Indemnified Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

          (c) The Company shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Article V unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.
Article VI
Miscellaneous
          6.1 Termination. This Agreement may be terminated at any time prior to the Closing:
          (a) by the Investor if the Closing shall not have occurred by the fifth (5th) calendar day following the date of this Agreement; provided that in the event the Closing has not occurred by such fifth (5th) calendar day, the parties shall consult in good faith to determine whether to extend the term of this Agreement; provided further, that the right to terminate this Agreement under this Section 6.1(a) shall not be available to the Investor if its breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such fifth (5th) calendar day;
          (b) by the Investor if an assignment for the benefit of creditors or a bona fide proceeding has been instituted by or against the Company or its Subsidiaries seeking to adjudicate any of them as bankrupt or insolvent or seeking their liquidation, winding up or reorganization or any other relief from creditors has been sought;
          (c) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or
          (d) by the mutual written consent of the Investor and the Company.
In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement.
          6.2 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized officer or representative of each party hereto.
          6.3 Waiver of Conditions. The conditions to each party’s obligation to consummate the Issuance are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable laws. No waiver will be effective unless it is in a writing signed by a duly authorized officer or representative of the waiving party that makes express reference to the provision or provisions subject to such waiver.
          6.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
          6.5 Governing Law; Submission to Jurisdiction, Etc.
          (a) This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.
          (b) Each of the parties hereto agrees all disputes arising among the parties in connection with the Transaction Documents, or the breach, termination, interpretation or validity thereof, shall be finally settled by the Hong Kong International Arbitration Centre (the “HKIAC”) pursuant to UNCITRAL Rules with the Company, on the one hand, being entitled to designate one arbitrator, and with the Investor, on the other hand, being entitled to designate one arbitrator, while the third arbitrator will be selected by agreement between the two designated arbitrators or, failing such agreement, within 10 calendar days of initial consultation between the two arbitrators, by the HKIAC pursuant to its arbitration rules. If any party fails to designate its arbitrator within 20 calendar days after the designation of the first of the three arbitrators, the HKIAC shall have the authority to designate any person whose interests are neutral to the parties as the second of the three arbitrators. The arbitration shall be conducted in English. To the extent consistent with UNCITRAL Rules, each of the parties hereto shall cooperate with the others in provision of information during any discovery process relating to arbitrations in connection with the Transaction Documents. The parties hereto further agree that, to the extent consistent with UNCITRAL Rules, the parties shall be entitled to seek temporary and permanent injunctive relief from the arbitrators without the necessity of proving actual damages and without posting a bond or other security.
          (c) Each of the parties hereto agrees that notice may be served upon such party at the address and in the manner set forth for such party in Section 6.6.
          (d) To the extent permitted by applicable laws, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.
          6.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
(A)	If to the Investor:
BGP Inc., China National Petroleum Corporation
No. 189, West Fanyang Street,
Zhou Zhou 072751, Hebei
People’s Republic of China
Attention: Mr. Yueliang Guo
Facsimile: (+86-10) 8120 1636
with a copy to:
Sullivan & Cromwell, LLP
28th Floor

Nine Queen’s Road
Hong Kong
Attention: Chun Wei
Facsimile: (+852) 2522 2280
(B)	If to the Company:
ION Geophysical Corporation
2105 CityWest Blvd.
Suite 400
Houston, Texas 77042-2839
United States of America
Attention: Mr. David L. Roland
Facsimile: (+001-281) 879 3600
          6.7 Entire Agreement, Etc. This Agreement (including the Annexes and Schedules hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.
          6.8 Definitions of “Subsidiary”, “affiliate” and “person”. (a) Unless otherwise stated, when a reference is made in this Agreement to a Subsidiary of a person, the term “Subsidiary” means those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.
          (b) The term “affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.
          (c) The term “person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Entities or other entity.
          6.9 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) a Transfer by Investor in accordance with Section 4.3 hereof.
          6.10 Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

          6.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and the transferees to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies.
          6.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
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     In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

ION GEOPHYSICAL CORPORATION
By:	/s/ David L. Roland
	Name:	David L. Roland
	Title:	Senior Vice President, General Counsel and
Corporate Secretary

BGP INC., CHINA NATIONAL PETROLEUM CORPORATION
By:	/s/ Wang Tiejun
	Name:	Wang Tiejun
	Title:	President